UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 27, 2016

(Date of earliest event reported)

Gas Natural Inc.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	001-34585 (Commission File Number)	27-3003768 (I.R.S. Employer Identification No.)

1375 East Ninth Street, Suite 3100, Cleveland, Ohio (Address of principal executive offices)	44114 (Zip Code)

(440) 974-3770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on July 27, 2016, at Cross Insurance Center, 515 Main Street, Meeting Room 3 & 4 in Bangor, Maine. The matters voted on and the results of the vote are as follows:

Proposal 1

The Company’s shareholders elected the following persons to our board of directors to hold office until the 2017 annual meeting of shareholders or until their respective successors are elected and qualified:

Nominee	Number of Votes

	For	Withheld	Broker Non-Votes
Michael B. Bender	5,427,604	481,239	0
James P. Carney	5,430,257	478,586	0
Richard K. Greaves	4,889,979	1,018,864	0
Robert B. Johnston	4,891,087	1,017,756	0
Gregory J. Osborne	5,414,758	494,085	0
Michael R. Winter	4,893,627	1,015,216	0

Proposal 2

The Company’s shareholders ratified the appointment of MaloneBailey LLP as our independent auditor for the year ending December 31, 2016:

Number of Votes

For	Against	Abstain
5,761,259	63,114	84,470

Proposal 3

The Company’s shareholders by advisory vote approved the compensation of our named executive officers for 2015:

Number of Votes

For	Against	Abstain
4,457,506	1,316,375	134,962

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.

By:	/s/ Christopher J. Hubbert
Name:	Christopher J. Hubbert
Title:	Corporate Secretary

Dated: July 28, 2016